Exhibit 99.1

First Data Reports Second Quarter 2014 Financial Results

•                  New record since going private for both consolidated and adjusted quarterly revenue: $2.8 billion in consolidated revenue, up 5%; $1.8 billion in adjusted revenue, up 4%

•                  Adjusted EBITDA of $669 million, up 6% in the quarter; up 11% year-to-date

•                  Company cuts net loss to $35 million, 82% improvement over prior year

•                  Announced historic $3.5 billion private placement: combined with $5.7 billion in debt refinancing, creates $440 million in annual interest savings

•                  Introduced InsighticsSM and PerkaTM to the First Data merchant suite, continuing to add more robust solutions for small and medium-size enterprises to grow their business

ATLANTA, July 30, 2014 — First Data Corporation today reported record financial results for the second quarter ended June 30, 2014. Consolidated revenue for the second quarter was $2.8 billion, a new record, up $128 million, or 5%, compared to a year ago. The strong performance in the quarter was driven, in part, by a $55 million increase in reimbursable line items and an increase in merchant and card services revenue. Adjusted revenue, which excludes certain items including debit network fees, was up 4% year over year to $1.8 billion, which also constituted a new record. The quarter also saw the announcement of a historic private placement of $3.5 billion to transform the company’s capital structure.

For the second quarter, the net loss attributable to First Data was $35 million, compared to a loss of $189 million a year ago, representing an 82% improvement. This improvement was largely driven by a $112 million increase in operating profit year over year. The quarter was also favorably impacted by an $80 million after-tax gain on the sale of Electronic Funds Source, LLC, a business in which First Data had a minority interest. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was $669 million, up $36 million, or 6%, compared to $633 million in the second quarter of 2013 on rising revenue. EBITDA was negatively impacted by $20 million from several items in the International segment. EBITDA margin for the quarter was 38%, up 100 basis points versus prior year.

For the quarter, the company generated $427 million in cash flow from operations after $264 million in cash interest payments. The company finished the quarter with $1.3 billion in unrestricted liquidity.

“The extraordinary work that our team has done to begin to transform First Data over the past year is showing strong results, though we are all clear-eyed about the hard work, and continued transformation, that lies ahead for our company,” said Frank Bisignano, Chairman and CEO of First Data. “The company’s year of transformation was validated, and our strategy for the future was endorsed, by the $3.5 billion in new equity we received from investors who share our vision for helping our clients — thousands of financial institutions and millions of merchants around the world — grow their business,” Bisignano added.

Segment Results

Merchant Solutions segment revenue for the second quarter was $945 million, up $17 million, compared to $928 million in the same quarter of 2013. Merchant acquiring revenue was up 3% on higher volumes and network incentives, offset by lower yield. Transaction growth was 4%, and credit mix was 71%. The average ticket was $76.89, flat compared to a year ago. Product revenue was down 1% due to the continued decline in check processing, offset by growth in prepaid revenue. Segment EBITDA was $456 million, up 6% compared to $429 million in the same quarter of 2013. Improvements in revenue and cost reductions in core operations drove the EBITDA improvement. EBITDA margin for the second quarter was 48%. During the quarter, Merchant Solutions expanded its distribution effectiveness by adding 17 bank referral agreements, 12 new independent sales organizations, and two revenue sharing alliances.

Financial Services segment revenue for the second quarter was $357 million, up 6% compared to the same quarter of 2013 on new business and volume growth. Average active card accounts on file were up 15% compared to the prior year, primarily driven by new card portfolios and organic growth. Debit transactions were up 4% year over year. Segment EBITDA was $183 million, up $32 million or 21%, compared to $151 million in the same quarter of 2013 as a result of cost reductions and revenue growth. EBITDA margin for the second quarter improved to 51%. During the quarter Financial Services renewed more than 225 contracts with financial institutions.

International segment revenue for the second quarter was $448 million, up $23 million, or 5%, compared to $425 million a year ago. On a constant currency basis, segment revenue was up $27 million, or 6%. Merchant acquiring revenue grew 7% on higher volumes while issuing revenue grew 6% on organic growth and new card portfolios. Segment EBITDA was $111 million, down $4 million, or 4%, compared to the same quarter of 2013. Expenses in the quarter were negatively impacted by $20 million for an uncollectable settlement receivable, a litigation settlement and a provision for a merchant-related credit loss. EBITDA margin for the second quarter was 25%.

Recent Events

Completed $3.5 billion private placement

On July 11, First Data Holdings Inc., the direct parent company of First Data, completed the issuance of approximately $3.5 billion of its common equity in a private placement. The net proceeds from the private placement, along with an additional $350 million of 2018 Term Loans, were used to strengthen the company’s balance sheet through repaying approximately $3.4 billion of debt, allowing the company to focus additional capital on accelerating its transformation to a solutions and innovation company that helps First Data clients grow their businesses. The $3.5 billion comprising the private placement includes $1.5 billion from existing investors and $2 billion from new investors, including a diverse group of pension funds, mutual funds, asset managers and wealthy individuals.

Additionally, in July, First Data repriced approximately $5.7 billion of 2018 Term Loans, reducing the interest rate by 50 basis points and saving over $25 million in annual interest expense. The new investment, combined with the refinancing and other actions by the company, results in annual interest savings of nearly $440 million ($228 million in cash interest savings) through the parent company level financial statements.

Introduced two new solutions for SMBs

During the quarter First Data introduced two new solutions for small to medium businesses (SMB), PerkaTM and InsighticsSM. The PerkaTM solution is a digital loyalty marketing platform, an alternative to traditional paper and plastic card-based incentive programs. With PerkaTM, virtually any merchant can customize and launch a mobile loyalty program that works on all cell phones, creating customer loyalty and driving growth.

InsighticsSM is innovative cloud-based software that unlocks the power of big data behind payment transactions to give SMB merchants the ability to monitor key business metrics affecting their business, better understand customers to engage effectively, and derive more value from marketing and loyalty programs to grow revenue.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host a conference call and webcast on Wednesday, July 30, 2014, at 10:00 a.m. EDT to review the second quarter 2014 financial results.

To listen to the call, dial 800-708-4540 (U.S.) or 847-619-6397 (outside the U.S.); passcode 37638896#, at least 10 minutes prior to the start of the call. The call will be webcast on the “Investor Relations” section of the First Data website at http://investor.firstdata.com and a slide presentation to accompany the call will also be available on the website.

A replay of the call will be available through August 13, 2014, at 888-843-7419 (U.S.) or 630-652-3042 (outside the U.S.); passcode 37638896# and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive client revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction. More information about the company is available on FirstData.com as well as on Twitter, LinkedIn and YouTube.

Nancy Etheredge Vice President, Communications First Data 404-890-2300 mediarelations@firstdata.com	Rich Wilhelm Director, Investor Relations First Data 404-890-3000 investors@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended June 30,
	2014	2013	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,053.5	$1,023.7	3%
Check services	66.5	71.3	-7%
Card services	449.6	419.7	7%
Other services	126.3	113.9	11%
Product sales and other	211.3	204.9	3%
Reimbursable debit network fees, postage and other	929.9	875.3	6%
	2,837.1	2,708.8	5%

Expenses:
Cost of services (exclusive of items shown below)	686.8	691.9	-1%
Cost of products sold	82.5	83.4	-1%
Selling, general and administrative	489.8	493.2	-1%
Reimbursable debit network fees, postage and other	929.9	875.3	6%
Depreciation and amortization	262.2	274.7	-5%
Other operating expenses:
Restructuring, net	3.8	20.0	NM
	2,455.0	2,438.5	1%
Operating profit	382.1	270.3	41%

Interest income	3.6	2.6	38%
Interest expense	(463.1)	(472.2)	-2%
Other Income (b)	82.5	15.0	NM
	(377.0)	(454.6)	-17%

Income (Loss) before income taxes and equity earnings in affiliates	5.1	(184.3)	-103%

Income tax expense	40.0	11.5	NM
Equity earnings in affiliates (a)	58.0	51.0	14%
Net income (loss)	23.1	(144.8)	-116%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	57.6	44.3	30%
Net loss attributable to First Data Corporation	$(34.5)	$(189.1)	-82%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Six months ended June 30,
	2014	2013	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,995.4	$1,966.8	1%
Check services	132.6	143.7	-8%
Card services	887.1	826.5	7%
Other services	242.5	235.3	3%
Product sales and other	415.0	407.3	2%
Reimbursable debit network fees, postage and other	1,804.8	1,720.1	5%
	5,477.4	5,299.7	3%

Expenses:
Cost of services (exclusive of items shown below)	1,332.6	1,410.6	-6%
Cost of products sold	162.6	166.0	-2%
Selling, general and administrative	976.0	956.5	2%
Reimbursable debit network fees, postage and other	1,804.8	1,720.1	5%
Depreciation and amortization	527.5	546.9	-4%
Other operating expenses:
Restructuring, net	7.3	38.2	NM
	4,810.8	4,838.3	-1%
Operating profit	666.6	461.4	44%

Interest income	6.6	5.3	25%
Interest expense	(930.2)	(941.2)	-1%
Other income (b)	83.4	15.3	NM
	(840.2)	(920.6)	-9%

Loss before income taxes and equity earnings in affiliates	(173.6)	(459.2)	-62%

Income tax expense	76.6	73.1	5%
Equity earnings in affiliates (a)	108.4	88.7	22%
Net loss	(141.8)	(443.6)	-68%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	93.2	82.9	12%
Net loss attributable to First Data Corporation	$(235.0)	$(526.5)	-55%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended June 30,
	2014	2013	Change
Segment Revenues (c):
Merchant Solutions	$945.2	$928.2	2%
Financial Services	357.4	337.2	6%
International	447.8	424.9	5%
Subtotal segment revenues	1,750.4	1,690.3	4%
All Other and Corporate	32.1	28.8	11%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(1.1)	(0.7)	NM
Eliminations of intersegment revenues	(16.9)	(16.7)	NM
Adjusted revenue	1,764.5	1,701.7	4%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	15.5	7.8	NM
Official check and money order revenues (d)	1.1	0.7	NM
ISO commission expense (g)	126.1	123.3	2%
Reimbursable debit network fees, postage and other	929.9	875.3	6%
Consolidated revenues	$2,837.1	$2,708.8	5%

Segment EBITDA (h):
Merchant Solutions	$455.7	$429.3	6%
Financial Services	183.1	150.7	21%
International	110.8	115.2	-4%
Subtotal segment EBITDA	749.6	695.2	8%
All Other and Corporate	(80.5)	(62.5)	29%
Adjusted EBITDA	669.1	632.7	6%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	5.1	(0.4)	NM
Depreciation and amortization	(262.2)	(274.7)	-5%
Interest expense	(463.1)	(472.2)	-2%
Interest income	3.6	2.6	38%
Other items (i)	69.9	(14.6)	NM
Income tax (expense) benefit	(40.0)	(11.5)	NM
Stock based compensation	(4.6)	(21.4)	-79%
Official check and money order EBITDA (d)	0.5	0.2	NM
Costs of alliance conversions (j)	(6.0)	(18.7)	NM
KKR related items (k)	(7.4)	(8.0)	NM
Debt issuance costs (l)	0.6	(3.1)	NM
Net loss attributable to First Data Corporation	$(34.5)	$(189.1)	-82%

Segment depreciation and amortization (a):
Merchant Solutions	$100.8	$118.1	-15%
Financial Services	76.4	82.9	-8%
International	62.9	63.3	-1%
Subtotal segment depreciation and amortization	240.1	264.3	-9%
All Other and Corporate	17.0	14.3	19%
	257.1	278.6	-8%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	20.9	15.9	NM
Amortization of initial payments for new contracts	11.4	10.1	13%
Total consolidated depreciation and amortization	$289.4	$304.6	-5%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Six months ended June 30,
	2014	2013	Change
Segment Revenues (c):
Merchant Solutions	$1,801.6	$1,789.6	1%
Financial Services	706.1	667.8	6%
International	869.1	833.5	4%
Subtotal segment revenues	3,376.8	3,290.9	3%
All Other and Corporate	64.0	58.5	9%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(2.1)	(2.4)	NM
Eliminations of intersegment revenues	(33.1)	(32.2)	NM
Adjusted revenue	3,405.6	3,314.8	3%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	16.3	23.3	NM
Official check and money order revenues (d)	2.1	2.4	NM
ISO commission expense (g)	248.6	239.1	4%
Reimbursable debit network fees, postage and other	1,804.8	1,720.1	5%
Consolidated revenues	$5,477.4	$5,299.7	3%

Segment EBITDA (h):
Merchant Solutions	$825.3	$783.5	5%
Financial Services	356.1	283.8	25%
International	239.2	215.6	11%
Subtotal segment EBITDA	1,420.6	1,282.9	11%
All Other and Corporate	(138.0)	(129.8)	6%
Adjusted EBITDA	1,282.6	1,153.1	11%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	8.8	2.7	NM
Depreciation and amortization	(527.5)	(546.9)	-4%
Interest expense	(930.2)	(941.2)	-1%
Interest income	6.6	5.3	25%
Other items (i)	63.1	(36.6)	NM
Income tax expense	(76.6)	(73.1)	5%
Stock based compensation	(33.7)	(30.6)	10%
Official check and money order EBITDA (d)	1.1	1.5	NM
Costs of alliance conversions (j)	(12.8)	(41.3)	NM
KKR related items (k)	(13.8)	(16.1)	NM
Debt issuance costs (l)	(2.6)	(3.3)	NM
Net loss attributable to First Data Corporation	$(235.0)	$(526.5)	-55%

Segment depreciation and amortization (a):
Merchant Solutions	$208.9	$224.1	-7%
Financial Services	156.0	163.2	-4%
International	126.0	133.5	-6%
Subtotal segment depreciation and amortization	490.9	520.8	-6%
All Other and Corporate	27.9	25.3	10%
	518.8	546.1	-5%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	40.4	40.3	NM
Amortization of initial payments for new contracts	22.4	20.3	10%
Total consolidated depreciation and amortization	$581.6	$606.7	-4%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

The company has changed the name of the Retail and Alliance Services segment to Merchant Solutions. This change is reflective of the company’s transformation from a processing company to a solutions and technology provider.

(a)                  Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees”  and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $15.8 million and $31.7 million for the three and six months ended June 30, 2014, respectively, and $19.8 million and $39.5 million for the three and six months ended June 30, 2013, respectively.

(b)                  Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)                   Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other.  Merchant Solutions segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization (“ISO”) commissions classified as expense on a contra-revenue basis.

(d)                  Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.

(e)                   Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(f)                    Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Merchant Solutions segment, equity earnings in affiliates included in International segment revenue and amortization related to equity method investments not included in segment EBITDA.

(g)                   Independent Sales Organization commissions are presented as contra-revenue for Merchant Solutions segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)                  Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  Merchant Solutions segment EBITDA is presented on a proportionate consolidation basis.  Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(i)                      Includes restructuring, litigation and regulatory settlements, divestitures and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)                     Costs of alliance conversions primarily represent costs directly associated with the strategy to have First Data operate the Bank of America N.A.’s (“the Bank”) legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance.

(k)                  Represents KKR annual sponsorship fees for management, financial and other advisory services.

(l)                      Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET, CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	June 30,	December 31,
	2014	2013
	(Unaudited)

Cash and cash equivalents	$547.7	$425.3
Current settlement assets	9,794.3	7,541.8
Long-term settlement assets	15.2	15.2
Total assets	37,231.3	35,239.8

Short-term and current portion of long-term borrowings	155.0	146.3
Settlement obligations	9,806.0	7,553.4
Long-term borrowings	22,619.8	22,556.8
Total liabilities	35,747.9	33,477.9

Redeemable noncontrolling interest	70.0	69.1

Total First Data Corporation stockholder’s deficit	(1,727.9)	(1,489.6)
Noncontrolling interests	3,141.3	3,182.4
Total equity	1,413.4	1,692.8

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Source/(Use) of cash
Net cash provided by operating activities	$427.2	$240.2	$383.1	$309.4
Net cash provided by (used in) investing activities	129.0	(69.9)	16.5	(154.5)
Net cash (used in) financing activities	(418.3)	(234.3)	(271.9)	(389.3)
Supplemental cash flow data
Cash interest payments on long-term debt (a)	264	441	867	914

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2014 and 2015 (a) (b)

Estimated
cash interest payments
Three months ended	on Long-term Debt (c)
(Unaudited)
March 31, 2014 (actual)	$603
June 30, 2014 (actual)	264
September 30, 2014	630
December 31, 2014	220
$1,717

Year ended December 31, 2015	$1,591

(a)         For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)         This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.”  Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro-denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

(c)          Proforma for $2.2 billion bond redemptions.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of June 30, 2014, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,162.5 million, Consolidated EBITDA of $2,994.9 million and a Ratio of 4.06 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended June 30, 2014
Net loss attributable to First Data Corporation	$(577.6)
Interest expense, net (1)	1,857.3
Income tax expense	90.0
Depreciation and amortization (2)	1,186.8
EBITDA (17)	2,556.5

Stock based compensation (3)	41.2
Restructuring, net (4)	44.0
Non-operating foreign currency (gains) and losses (5)	21.3
Investment (gains) and losses (6)	(89.1)
Derivative financial instruments (gains) and losses (7)	42.7
Official check and money order EBITDA (8)	(2.3)
Cost of alliance conversions and other technology initiatives (9)	40.5
KKR related items (10)	21.0
Debt issuance costs (11)	4.6
Litigation and regulatory settlements (12)	15.4
Projected near-term cost savings and revenue enhancements (13)	102.1
Net income attributable to noncontrolling interests and redeemable noncontrolling interest (14)	187.3
Equity entities taxes, depreciation and amortization (15)	9.4
Other (16)	0.3
Consolidated EBITDA (17)	$2,994.9

                                                *  Cannot tie to corporate reporting schedules

(1)                                 Includes interest expense and interest income.

(2)                                 Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $43.6 million and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $71.3 million.

(3)                                 Stock based compensation recognized as expense.

(4)                                 Restructuring charges in connection with management’s alignment of the business with strategic objectives and the departure of executive officers.

(5)                                 Represents net gains and losses related to currency translations on certain intercompany loans and euro-denominated debt.

(6)                                 Reflects investment gains and losses, principally $89 million gain on sale of minority interest, Electronic Funds Source.

(7)                                 Represents fair market value adjustments for cross-currency swaps and interest rate swaps that are not designated as accounting hedges.

(8)                                 Represents an adjustment to exclude the official check and money order businesses from EBITDA due to wind down of these businesses.

(9)                                 Represents costs directly associated with the strategy to have First Data operate Bank of America N.A.’s legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance, both of which are considered business optimization projects, and other technology initiatives.

(10)                          Represents KKR annual sponsorship fees for management, financial and other advisory services.

(11)                          Debt issuance costs represent costs associated with issuing debt and modifying First Data’s debt structure.

(12)                          Represents settlements of litigation or regulatory matters.

(13)                          Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 8, the Banc of America Merchant Services (“BAMS”) alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(14)                          Net income attributable to noncontrolling interests and redeemable noncontrolling interest in restricted subsidiaries.

(15)                          Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.

(16)                          Includes items such as impairments and other as applicable to the period presented.

(17)                          EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of First Data’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that First Data does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 13 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interest of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing First Data’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing First Data’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt.  Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted revenue is reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules.  Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures.  The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business.  Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended June 30,
	2014	2013	Change
International
Segment revenue	$447.8	$424.9	5%
Foreign exchange impact (1)	4.4
Segment revenue on a constant currency basis	$452.2	$424.9	6%

	Three months ended June 30,
	2014	2013	Change
International
Segment revenue - merchant acquiring	$226.8	$209.8	8%
Foreign exchange impact (1)	(2.3)
Segment revenue - merchant acquiring on a constant currency basis	$224.5	$209.8	7%

	Three months ended June 30,
	2014	2013	Change
International
Segment revenue - card issuing	$221.0	$215.1	3%
Foreign exchange impact (1)	6.7
Segment revenue - card issuing on a constant currency basis	$227.7	$215.1	6%

(1)         Foreign exchange impact represents the difference between actual 2014 results and 2014 results calculated using 2013 exchange rates.